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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                     ______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  November 15, 1994


                                McGRAW-HILL, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        NEW YORK                     1-1023             13-1026995
       ---------------               -----------        -------------------
       (State or other               (Commission        (IRS Employer
       jurisdiction of               File No.)          Identification No.)
       incorporation or
       organization)





             1221 Avenue of the Americas, New York, New York  10020
         --------------------------------------------------------------
         (Address of Principal Executive Offices)            (Zip Code)



                                 (212) 512-2324
                                 --------------
              (Registrant's telephone number, including area code)
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                                     - 2 -


Item 5.  Other Events
         On November 7, 1994, the Registrant further amended the $500 million credit agreement dated as of November 12, 1991, as amended as of November 8, 1993, among the Registrant, the banks listed therein, and Bankers Trust Company, as agent. The 1994 amendment, among other items, extended the final maturity date from November 7, 1997 to November 8, 1999 and increased the total commitment of the banks from $500 million to $800 million. The $200 million line of credit agreement dated as of November 12, 1991, as amended, expired on November 7, 1994 in accordance with its terms.

Item 7.  Exhibit
(10) Second Amendment dated as of November 7, 1994 to the Credit Agreement dated as of November 12, 1991 as amended among the Registrant, the banks listed therein, and Bankers Trust Company, as agent.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        McGraw-Hill, Inc.

                                        By: /s/  Robert N. Landes
                                            -----------------------
                                            Robert N. Landes
                                            Executive Vice President
Dated:  November 15, 1994

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                                EXHIBIT INDEX



(10) Second Amendment dated as of November 7, 1994 to the Credit Agreement dated as of November 12, 1991 as amended among the Registrant, the banks listed therein, and Bankers Trust Company, as agent.